EXHIBIT 11.1  COMPUTATION OF EARNINGS PER SHARE

                      CELLULAR TECHNICAL SERVICES COMPANY, INC.

                          COMPUTATION OF EARNINGS PER SHARE

                         (in 000's, except per share amounts)
                                     (unaudited)



                                                        THREE MONTHS ENDED           NINE MONTHS ENDED
                                                           SEPTEMBER 30,               SEPTEMBER 30,
                                                  -------------------------    --------------------------
                                                     1997          1996            1997           1996
                                                  ----------    -----------    -----------     ----------
Primary earnings per share:
  Net income (loss) for calculation
  of primary earnings per share                   $  (4,749)         $  54      $  (1,331)     $  (4,437)
                                                 -----------    -----------    -----------     ----------
                                                 -----------    -----------    -----------     ----------

Weighted average number of shares outstanding    22,779,612     22,064,713     22,705,053     21,857,357

Dilutive effect of outstanding stock
  options - based upon the Treasury
  Stock Method using average market price(1)                     1,524,012
                                                 -----------    -----------    -----------     ----------

Weighted average number of shares,
  as adjusted, for calculation of
  primary earnings per share                     22,779,612     23,588,725     22,705,053     21,857,357
                                                 ----------    -----------    -----------     ----------
                                                 ----------    -----------    -----------     ----------

Primary earnings (loss) per share(2)                $  (.21)        $  .00        $  (.06)       $  (.20)
                                                  ----------    -----------    -----------     ----------
                                                  ----------    -----------    -----------     ----------



----------------------

(1) Common Stock equivalent shares have not been considered in the calculations for the nine month periods ended September 30, 1996 and the three and nine month periods ended September 30, 1997 because the effect would be antidilutive.

(2) Fully diluted earnings per share computations are not included since they would not materially change results presented on the primary earnings per share basis.


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